As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Bally’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0904604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence, RI 02903
(401) 475-8474

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Eaton
Executive Vice President, General Counsel and Compliance Officer
100 Westminster Street
Providence, RI 02903

(401) 475-8474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randi L. Strudler
Rory T. Hood
Jones Day
250 Vesey Street
New York, New York 10281
(212) 326-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

calculation of registration fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share (3)	6,987,729	$70.18	$490,398,821.22	$53,502.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of Bally’s Corporation (the “Company”) common stock of $70.18 per share as of March 16, 2021 as reported on the New York Stock Exchange, pursuant to Rule 457(c) under the Securities Act.
(3)	Represents shares of common stock issuable upon exercise of certain warrants to be issued at an exercise price of $0.01 per share, to be held by certain of the selling stockholders identified herein.

PROSPECTUS

Bally’s Corporation

6,987,729 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to resales of up to 6,987,729 shares of our common stock, par value $0.01 per share (the “common stock”), by the selling stockholders named in this prospectus (the “Selling Stockholders”) or their permitted transferees.

The 6,987,729 shares of common stock that may be resold from time to time consists of: (1) 4,915,726 shares of our common stock issuable upon exercise of penny warrants to be issued to SBG Gaming, LLC in connection with the Sinclair Transaction (as defined herein), (2) 984,446 shares of our common stock issuable upon exercise of penny warrants to be issued to certain of the Selling Stockholders in connection with our acquisition of MKF (as defined herein), (3) 787,557 shares of our common stock that may become issuable upon exercise of additional penny warrants to be issued to MKF Selling Stockholders upon the satisfaction of certain conditions, and (4) up to 300,000 shares of our common stock that may be issuable to SportCaller (as defined herein) Selling Stockholders in connection with achievement of certain post-closing performance targets in connection with our acquisition of SportCaller.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from the sales of shares by the Selling Stockholders under this prospectus.

The Selling Stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BALY.” On March 17, 2021, the closing sale price of our common stock on NYSE was $72.12 per share. You are urged to obtain current market quotations for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE READ CAREFULLY THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY RISK FACTORS INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, the Selling Stockholders may offer and sell from time to time the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”

We have not authorized anyone nor has any Selling Stockholder authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on our current expectations and assumptions. Although we believe that our expectations and assumptions are reasonable at this time, they should not be regarded as representations that our expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the date of this prospectus and we do not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond our control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•	uncertainties surrounding the COVID-19 pandemic, including limitations on our operations, increased costs, changes in customer attitudes, impact on our employees and the ongoing impact of COVID-19 on general economic conditions;

•	unexpected costs, difficulties integrating and other events impacting our recently completed and proposed acquisitions and our ability to realize anticipated benefits;

•	risks associated with our rapid growth, including those affecting customer and employee retention, integration and controls;

•	risks associated with the impact of the digitalization of gaming on our casino operations, our expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of our new interactive businesses generally;

•	the very substantial regulatory restrictions applicable to us, including costs of compliance;

•	restrictions and limitations in agreements to which we are subject, including our debt, could significantly affect our ability to operate our business and our liquidity; and

•	other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not to place undue reliance on our forward-looking statements.

ii

THE COMPANY

Our objective is to be one of the leading omni-channel gaming and interactive entertainment companies in the United States.

We are already a leading owner and operator of land-based casinos in seven states in the United States:

Property	Location	Type	Built/ Acquired	Gaming Square Footage	Slot Machines	Table Games	Hotel Rooms	Food and Beverage Outlets	Race- book	Sports- book
Twin River Casino Hotel	Lincoln, RI	Casino and Hotel	2007	168,072	4,067	114	136	21	Yes	Yes
Hard Rock Biloxi	Biloxi, MS	Casino and Resort	2007	50,984	983	55	479	18	No	Yes
Tiverton Casino Hotel	Tiverton, RI	Casino and Hotel	2018	33,840	1,000	32	83	7	Yes	Yes
Dover Downs Hotel and Casino	Dover, DE	Casino, Hotel and Raceway	2019	84,075	2,060	37	500	14	Yes	Yes
Black Hawk Casinos(1)	Black Hawk, CO	3 Casinos	Multiple	34,632	570	33	—	8	No	Yes
Casino KC	Kansas City, MO	Casino	2020	39,788	848	17	—	3	No	No
Casino Vicksburg	Vicksburg, MS	Casino and Hotel	2020	32,608	499	8	89	4	No	Yes
Bally’s Atlantic City	Atlantic City, NJ	Casino and Hotel	2020	83,569	1,481	93	1,214	10	No	Yes
Eldorado Resort Casino Shreveport	Shreveport, LA	Casino and Hotel	2020	49,916	1,382	54	403	6	No	No

(1)	Includes the Golden Gates, Golden Gulch and Mardi Gras casinos.

We acquired the rights to the name “Bally’s” in 2020 as part of our strategy to become the leading U.S. full-service sports betting/iGaming company with physical casinos and online gaming solutions united under a single, prominent brand. We took other key steps to build our iGaming and sports betting business in the past year, including:

•	entering into a strategic partnership with Sinclair Broadcast Group (the “Sinclair Transaction”) to leverage the Bally’s brand and combine our sports betting technology with Sinclair’s expansive natural footprint, which includes 188 local TV stations, 19 regional sports networks, the STIRR streaming service, the Tennis Channel and five stadium digital TV and internet sports networks;

•	signing definitive agreements to acquire Bet.Works, a sports betting platform provider to operators in Colorado, New Jersey, Indiana and Iowa, and Monkey Knife Fight (“MKF”), the third-largest fantasy sports platform in North America; and

•	acquiring SportCaller, a leading B2B free-to-play game provider, in early 2021.

We are a Delaware corporation with our global headquarters in Providence, Rhode Island.

Recent Transactions

Sinclair Transaction

On November 18, 2020, we entered into the Sinclair Transaction for (1) immediately exercisable penny warrants to purchase up to 4,915,726 shares of our common stock at closing subject to an agreement, (2) penny warrants to purchase up to an additional 3,279,337 additional shares of our common stock contingent upon the achievement of certain performance metrics and (3) an option to purchase, beginning on November 18, 2024, up to 1,639,669 shares of Bally’s common stock at exercise prices ranging from $30.00 to $45.00 per share. Sinclair has agreed not to transfer any shares of common stock prior November 18, 2021 and, for a year thereafter, not to transfer during any quarter shares representing more than 1% of our outstanding common stock other than in an underwritten offering.

MKF Transaction

On January 22, 2021, we entered into an agreement to acquire Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight for (1) immediately exercisable penny warrants to purchase up to 984,446 shares of our common stock at closing and (2) penny warrants to purchase up to an additional 787,557 additional shares of our common stock half of which is issuable on each of the first and second anniversary of closing subject to the satisfaction of certain conditions. The transaction is expected to close in the first quarter of 2021.

SportCaller Transaction

On February 5, 2021, we acquired all outstanding shares of Horses Mouth Limited d/b/a SportCaller (“SportCaller”) for (1) $24.0 million in cash and 221,291 shares of our common stock issued at closing and (2) up to $12 million in value of additional shares if SportCaller meets certain post-closing performance targets over the next four years.

Pursuant to a registration rights agreement with Sinclair and each of the MKF and SportCaller transaction documents, we agreed to file a registration statement with the SEC to register for resale the shares of common stock that are issuable upon exercise of the warrants and the shares of common stock that may be issued in connection with these transactions. The registration statement of which this prospectus is a part covers the resales of certain of such shares by the Selling Stockholders.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing any securities offered, you should carefully consider the risk factors included in this section and that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Risks Related to our Common Stock

We may issue additional shares of common stock to obtain additional financial resources, as acquisition currency or under employee incentive plans.

Any such issuances would dilute the interest of our stockholders and likely present other risks. Our Certificate of Incorporation authorizes our board of directors to issue shares of our common stock from time to time in their business judgement up to the amount of our then authorized capitalization. We may issue a substantial number of additional shares of our common stock. These issuances:

•	may significantly dilute your equity interests;

•	may require you to make an additional investment in us or suffer dilution of your equity interest;

•	could cause a change in control if a substantial number of shares of our common stock are issued; and

•	may adversely affect prevailing market prices for our common stock.

Anti-takeover provisions contained in our Certificate of Incorporation and Amended and Restated Bylaws (our “Bylaws”), as well as provisions of Delaware General Corporation Law (the “DGCL”), could impair a takeover attempt.

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	limiting the liability of, and providing indemnification to, our board of directors and officers; providing for a classified board of directors with three -year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•	controlling the procedures for the conduct and scheduling of our board of directors and stockholder meetings;

•	limiting the ability for persons to acquire 5.00% or more of our common stock;

•	providing our board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings;

•	limiting the determination of the number of directors on our board of directors and the filling of vacancies or newly created seats on the board to our board of directors then in office; and

•	providing that directors may be removed by stockholders only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in our management.

As a Delaware corporation, we are also subject to provisions of the DGCL, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations with us. Any provision of our Certificate of Incorporation, our Bylaws or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our common stock may fluctuate significantly due to general market and economic conditions. An active trading market for our common stock may not be sustained. In addition, the price of our common stock can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our common stock is not listed on, or becomes delisted from, NYSE for any reason, and is quoted on the OTC Bulletin Board, an interdealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your common stock unless a market can be sustained.

If the Selling Stockholders sell significant amounts of our common stock, or the perception exists that these sales could occur, such events could cause our common stock price to decline.

This prospectus covers the resale from time to time by the Selling Stockholders of up to 6,987,729 shares of our common stock. Once the registration statement, of which this prospectus is a part, is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common stock could decline. Further, the perception of these sales or issuances could impair our ability to raise additional capital through the sale of our equity securities.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders identified in this prospectus. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock will go to the Selling Stockholders. We will not receive any part of the proceeds from such sale of the common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and important provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and our Bylaws govern the rights of our stockholders. For information on how to obtain a copy of our Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”

The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the complete text of our Certificate of Incorporation and our Bylaws, and by provisions of applicable law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Dividend Rights

Dividends may be declared by our board of directors from time to time.

Voting Rights

Each share of common stock is entitled to one vote. At each stockholders meeting, all matters will be decided by a majority of the votes (except with respect to the election of directors, who are elected by a plurality of the votes) cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon with a quorum being present (except in cases where a greater number of votes is required by law, our Certificate of Incorporation or our Bylaws).

Other Rights

Our common stock has no preemptive rights or no cumulative voting rights and there are no redemption, sinking fund or conversion provisions in our Certificate of Incorporation or our Bylaws.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and our Bylaws

In addition to regulatory requirements applicable to us and the ownership of our shares (see “Risk Factors—Risks Related to our Common Stock”), and some provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Director Qualification Requirements

Our Bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Proper notice must be timely, in proper written form, and must set forth certain details of the nomination or proposal. The Chairman of the meeting may determine that a nomination or proposal was defective and should be disregarded. In addition, our Bylaws provide that no person may serve as a member of our board of directors, or be elected or nominated for such a position, unless, at the time of such service, election or nomination, such person has been licensed by applicable regulatory authorities. Together, these provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, each of which will hold office for a three-year term.

Calling Special Stockholder Meetings

Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, by a majority of the whole board or by holders of our common stock who hold at least 20% of the outstanding common stock entitled to vote generally in the election of directors.

Removal of Directors

Our Bylaws state that any director or the entire board of directors may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Limitation on Financial Interest

Our Certificate of Incorporation and Bylaws provide that we may not permit any person or entities to acquire a direct or indirect entity or economic interest in us equal to or greater than 5% of any class of equity or economic interests without the approval of the relevant gaming authorities (subject to certain specified exceptions). Any transfer of shares of our common stock that results in a person acquiring more than such 5% threshold shall not be recognized until the relevant gaming authorities have consented to such transfer. Our Certificate of Incorporation also provides that an additional license or consent from the gaming authorities is required for ownership equal to or greater than 20% of any class of our equity interests. In addition, our Bylaws also include limitations and restrictions on ownership of common stock relating to regulatory requirements and licenses, including restrictions on transfers that would violate applicable gaming laws and repurchase rights in the event that stockholders are determined to be unsuitable to hold our common shares. Our Bylaws impose additional restrictions to ensure compliance with relevant gaming and regulatory requirements including our ability to withhold dividend payments and redeem or purchase a holder’s common stock if a gaming authority or the Board of Directors determines the holder to be an “unsuitable person” as defined in certain gaming laws.

Limitation of Liability of Officers and Directors; Indemnification

Our Certificate of Incorporation states that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived any improper personal benefit. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting the declaration of certain dividends, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. If the DGCL is amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then our directors will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of our Certificate of Incorporation by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification. We have also entered into agreements to indemnify our directors and officers, as well as our employees and agents, to the fullest extent permitted or required by Delaware law. To the extent the indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be granted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Choice of Forum

Our Bylaws state that unless the board of directors consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) an action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws (as any of the foregoing may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

The exclusive forum selection provided by our bylaws does not limit the scope of exclusive federal or concurrent jurisdiction for actions brought under federal securities laws. For example, Section 27 of the Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as such, the exclusive forum selection discussed above would not apply to such suits. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive forum selection discussed above would not apply to such suits.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “BALY.”

SELLING STOCKHOLDERS

As discussed in greater detail above under the section entitled “The Company—Recent Transactions,” we are registering the resale of the (1) 4,915,726 shares of common stock issuable pursuant to penny warrants in connection with the Sinclair Transaction, (2) 1,772,003 shares of common stock issuable or that may become issuable pursuant to penny warrants to be delivered in connection with the acquisition of MKF and (3) 300,000 shares of common stock that may be issued in connection with the acquisition of SportCaller in order to permit each of the Selling Stockholders to resell their allocable shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth, to our knowledge, certain information about the Selling Stockholders as of March 12, 2021. The shares covered by this prospectus may be offered from time to time by the Selling Stockholders named below. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of common stock that may become issuable in connection with shares of common stock sold by reason of a stock dividend, stock split, recapitalization, exchange or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of our shares of common stock outstanding.

Subject to limited exceptions, we will bear all costs, expenses and fees in connection with the registration of our shares of common stock to be sold by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Except as otherwise indicated, ownership is determined in accordance with the rules of the SEC relating to beneficial ownership, and includes voting or investment power with respect to shares. As of March 16, 2021, there were 30,931,140 shares of common stock outstanding.

Unless otherwise indicated below, to our knowledge, the Selling Stockholders named in the table below have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for any party named below. Unless otherwise indicated below, the address for the Selling Stockholders is c/o Bally’s Corporation, 100 Westminster Street, Providence, RI 02903.

See the section entitled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these shares.

	Common Stock Beneficially Owned Prior to this Offering			Common Stock Being Offered		Number and Percentage of Shares To Be Owned After this Offering (1)
Name of Selling Stockholder	Number		Percentage	Number
SBG Gaming, LLC(2)	4,915,726	(2)	15.9	4,915,726		—	(2)
Julia Asher	17,720	(3)	*	17,720	(3)	—
William Asher	1,674,543	(3)	5.4	1,674,543	(3)	—
OneTeam Partners, LLC(4)	44,300	(3)	*	44,300	(3)	—
10310344 Canada, Inc.(5)	35,440	(3)	*	35,440	(3)	—
Cillian Barry	6,665	(6)	*	6,665	(6)	—
Eugene Cosgrove	16,115	(6)	*	16,115	(6)	—
Winlink Marketing Limited(7)	41,809	(6)	*	41,809	(6)	—
Henry Yates	2,274	(6)	*	2,274	(6)	—
Andrew Clerkson	4,549	(6)	*	4,549	(6)	—
Flask Walk Limited (8)	80,167	(6)	*	80,167	(6)	—
Maeve Barry	9,988	(6)	*	9,988	(6)	—
Holly Mount Investments Limited (9)	40,369	(6)	*	40,369	(6)	—
DWPJ Investments Limited (10)	24,330	(6)	*	24,330	(6)	—
Kathryn McHale	10,897	(6)	*	10,897	(6)	—
Niall King	10,897	(6)	*	10,897	(6)	—
Conor Durnin	10,897	(6)	*	10,897	(6)	—
Rob Egan	10,897	(6)	*	10,897	(6)	—
Eder Portugal	6,274	(6)	*	6,274	(6)	—
Patrick McDermott	10,273	(6)	*	10,273	(6)	—
Andrew Tibot	5,400	(6)	*	5,400	(6)	—
Darragh O’Farrell	3,624	(6)	*	3,624	(6)	—
Omar Shahin	3,375	(6)	*	3,375	(6)	—
Carol Caputo	1,200	(6)	*	1,200	(6)	—

* Represents less than 1% of the outstanding.

(1) We do not know when or in what amounts the Selling Stockholders may offer shares of common stock for sale. The Selling Stockholders might not sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer any amount of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. We do not know when or on what amounts any Selling Stockholders may acquire or dispose of shares of common stock that are not covered by this prospectus. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the Selling Stockholders and that the ownership by any Selling Stockholders of shares of common stock not covered by this prospectus will not change.

(2) Includes shares of common stock immediately issuable upon exercise of penny warrants (“Penny Warrants”). Does not include shares issuable upon exercise of a penny warrant to purchase up to 3,279,337 shares of Bally’s common stock contingent upon the achievement of certain performance metrics (“Performance Warrants”) and an option to purchase, beginning on November 18, 2024, up to 1,639,669 shares of Bally’s common stock at exercise prices ranging from $30.00 to $45.00 per share (the “Option”). SBG Gaming, LLC (“SBG”) is a wholly owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”). Pursuant to an Investor Rights Agreement, dated November 18, 2020 (the “IRA”), Sinclair and SBG may not acquire, by purchase or otherwise (including exercise of the Penny Warrant, the Performance Warrant and the Option), shares of Bally’s common stock, if after giving effect to such acquisition, Sinclair, SBG and their controlled affiliates would own a number of shares of Bally’s common stock representing more than 4.9% of Bally’s outstanding common stock. Accordingly, neither Sinclair nor SBG beneficially own in excess of 4.9% of Bally’s outstanding common stock. In addition, pursuant to the IRA, SBG has agreed not to transfer any shares of common stock prior November 18, 2021 and, for a year thereafter, not to transfer during any quarter shares representing more than 1% of our outstanding common stock other than in an underwritten offering. The address for SBG is 1006 Beaver Dam Road, Cockeysville, MD 21030.

(3) Includes shares of common stock issuable upon exercise of penny warrants issuable on each of the first and second anniversary of the closing of the acquisition of MKF subject to the satisfaction of certain conditions.

(4) OneTeam Partners is a joint venture between the NFL Players Association, MLB Players Association and RedBird Capital, with no one party controlling.

(5) 10310344 Canada, Inc. is a Canadian controlled private corporation wholly owned by Nicolas Sulsky.

(6) Includes shares of common stock issuable upon achievement of certain post-closing performance goals over four years for SportCaller.

(7) Winlink Marketing Limited is controlled by Fintan Farrell and Sinead O'Reilly.

(8) Flask Walk Limited is controlled by Cillian Barry and Maeve Barry.

(9) Holly Mount Investments Limited is controlled by Rupert Egan.

(10) DWPJ Investments Limited is controlled by David Power, Willie Power, Patrick Power and John Hartnett.

PLAN OF DISTRIBUTION

We are registering 6,987,729 shares of our common stock to permit the resale of such shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. The shares of common stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholders The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resales by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	a transaction on any exchange or in the over-the-counter market;
•	in privately negotiated transactions;
•	in options transactions, including through the writing or settlement of put or call options or other hedging transactions (whether those options are listed on an options exchange or otherwise) relating to the shares offered by this prospectus, or the short sales of the offered shares; or
•	any other method permitted pursuant to applicable law.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or Section 4(a)(1) under the Securities Act, if available, rather than pursuant to this prospectus, provided that the Selling Stockholders meet the criteria and conform to the requirements of those provisions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares offered by this prospectus or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholders. Subject to certain limitations on shorting, the Selling Stockholders may also sell the shares short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions in amounts to be negotiated immediately prior to the sale. The Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

In offering the shares of common stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of NYSE pursuant to Rule 153 under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Pursuant to the Merger Agreement, we have agreed with certain of the Selling Stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date on which all of the shares of common stock covered by the registration statement of which this prospectus constitutes a part cease to be outstanding; (2) the date on which all such shares of common stock are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act; (3) the date on which all such shares of common stock have been transferred in a transaction in which the Selling Stockholders’ rights under the Merger Agreement are not assigned to the transferee of such shares of common stock; and (4) the date on which all such shares of common stock may be sold pursuant to Rule 144 of the Securities Act without limitation, restriction or condition (including any public information requirement) thereunder.

We will pay all expenses of the registration of the shares of common stock covered by the registration statement of which this prospectus constitutes a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Jones Day.

EXPERTS

The consolidated financial statements of Bally’s Corporation incorporated in this prospectus by reference from the Bally’s Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa, as of and for the year ended December 31, 2020 incorporated in this prospectus by reference from the Bally’s Corporation Current Report on Form 8-K dated March 16, 2021 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of IOC – Kansas City, Inc. and Rainbow Casino – Vicksburg Partnership, L.P. at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019; the financial statements of Eldorado Resort Casino Shreveport JTV at December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019; and the financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa at December 31, 2019 and for the year then ended; each incorporated by reference in this prospectus and Registration Statement of Bally’s Corporation have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K). These documents contain important information about us and our finances.

We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 10, 2021;
•	the portions of our Definitive Proxy Statement on Schedule 14A filed April 6, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Current Reports on Form 8-K filed January 13, 2021, January 22, 2021, January 25, 2021, February 3, 2021, February 8, 2021, February 12, 2021, February 26, 2021 and March 16, 2021; and
•	the description of our common stock contained in our Form 8-A filed with the SEC on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.5 to the Form 10-K and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. This material is available from the SEC’s website at http://www.sec.gov or from our website at www.ballys.com. Information available on our website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to our investor relations team at 100 Westminster Street, Providence, Rhode Island 02903 or by telephone at (401) 475-8474.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by Bally’s Corporation (the “Registrant”), in connection with the offering of securities described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates, except for the Securities and Exchange Commission (the “SEC”) registration fee. The Registrant will bear all of the expenses shown below.

SEC registration fee	$53,502.51
Accounting fees and expenses	$50,000
Legal fees and expenses	$40,000
Miscellaneous	$1,500
Total	$145,002.51

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify her or him against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred. Indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against her or him and incurred by her or him in any such capacity, or arising out of her or his status as such, whether or not the corporation would otherwise have the power to indemnify her or him under Section 145.

The Registrant’s bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

In addition, the Registrant is party to indemnification agreements with its executive officers and directors pursuant to which the Registrant agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of the Registrant, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant maintains policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that the Registrant may make to such directors and officers.

Item 16.	Exhibits.

Exhibit Index

Exhibit No.	Description
3.1+	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of the Company filed on December 21, 2018)

3.2+	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on October 29, 2020)

3.3+	Amended and Restated Bylaws effective October 13, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on October 15, 2020)

4.1+	Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A of the Company filed on January 25, 2019)

4.2+	Form of Warrant (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K of the Company filed on March 10, 2021)

5.1	Opinion of Jones Day

23.1	Consent of Deloitte & Touche LLP, relating to Bally’s Corporation

23.2	Consent of Deloitte & Touche LLP, relating to Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa

23.3	Consent of Ernst & Young, relating to IOC – Kansas City, Inc. and Rainbow Casino-Vicksburg Partnership, L.P.

23.4	Consent of Ernst & Young, relating to IOC – Kansas City, Inc. and Rainbow Casino-Vicksburg Partnership, L.P.

23.5	Consent of Ernst & Young, relating to Eldorado Resort Casino Shreveport JTV

23.6	Consent of Ernst & Young, relating to Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa

23.7	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

+	Incorporated by reference herein as indicated.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78m or 78o(d)), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus forms a part, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, in the State of Rhode Island, on March 18, 2021.

BALLY’S CORPORATION

By:	/s/ George T. Papanier
Name: George T. Papanier
Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints George T. Papanier and Stephen H. Capp (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement (including a related registration statement filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on March 18, 2021.

Signature	Title
/s/ George T. Papanier	President, Chief Executive Officer and Director
George T. Papanier	(Principal Executive Officer)

/s/ Stephen H. Capp	Executive Vice President and Chief Financial Officer
Stephen H. Capp	(Principal Financial and Accounting Officer)

/s/ Soohyung Kim	Chairman
Soohyung Kim

/s/ Terrence Downey	Director
Terrence Downey

/s/ Jaymin B. Patel	Director
Jaymin B. Patel

/s/ Jeffrey W. Rollins	Director
Jeffrey W. Rollins

/s/ Wanda Y. Wilson	Director
Wanda Y. Wilson